Exhibit 2.2 Notice of Articles

BC Registry Services	Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC VBW 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC l 877 56-1526

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies
Notice of Articles Business Corporations Act	CAROL PREST

This Notice of Articles was issued by the Registrar on: June 9, 2014 05:20 PM Pacific Time
Incorporation Number: BC1004810
Recognition Date and Time: Incorporated on June 9, 2014 05:20 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:
TRUE LEAF MEDICINE INTERNATIONAL LTD.

REGISTERED OFFICE INFORMATION

Mailing Address: 1820 - 925 WEST GEORGIA STREET VANCOUVER BC V6C 3L2 CANADA	Delivery Address: 1820 - 925 WEST GEORGIA STREET VANCOUVER BC V6C 3L2 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: 1820 - 925 WEST GEORGIA STREET VANCOUVER BC V6C 3L2 CANADA	Delivery Address: 1820 - 925 WEST GEORGIA STREET VANCOUVER BC V6C 3L2 CANADA

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DIRECTOR INFORMATION

Last Name,First Name, Middle Name:
Bomford, Darcy

Mailing Address: 7306 OLD STAMP MILL ROAD VERNON BC V1H 1N2 CANADA	Delivery Address: 7306 OLD STAMP MILL ROAD VERNON BC V1H1N2 CANADA

Last Name, First Name, Middle Name: Spooner, Christopher
Mailing Address: 2500 30TH AVENUE VERNON BC V1T 283 CANADA	Delivery Address: 2500 30TH AVENUE VERNON BC V1T 283 CANADA

Last Name, First Name,Middle Name:
Bottomley, Kevin

Mailing Address: 2606 - 1128 ALBERNI STREET VANCOUVER BC V6E4R6 CANADA	Delivery Address: 2606 - 1128 ALBERNI STREET VANCOUVER BC V6E4R6 CANADA

Last Name,First Name, Middle Name:
Harcourt, Michael

Mailing Address: 2840 WEST 1ST AVE VANCOUVER BC V6K1H4 CANADA	Delivery Address: 2840 WEST 1ST AVE VANCOUVER BC V6K1H4 CANADA

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Common Shares	Without Par Value
Without Special Rights or Restrictions attached

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